For the semi-annual period ended 4/30/97
File number: 811-4611


                         SUB-ITEM 77 I
               Terms of New or Amended Securities

     On  March  13,  1997, the Shareholders
approved an amendment to the Fund's Charter documents, authorizing the issuance of an additional 400,000,000 shares of Common
Stock of the Fund.